SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): April 10, 1998




                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




    Maryland                        1-9317                     04-6558834
 (State or other               (Commission file              (IRS employer
 jurisdiction of                   number)                identification no.)
 incorporation)


400 Centre Street, Newton, Massachusetts                      02158
(Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code:  617-332-3990

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Item 5. Other Events.

(a)      Equity Offering.

         As previously announced, Health and Retirement Properties Trust (the "Company") issued 1,481,799 common shares of beneficial interest ("Shares") in an underwritten offering registered pursuant to the Securities Act of 1933, as amended, on March 27, 1998 at a price to the public of $20.4375 per Share. The underwriter indicated to the Company that it intended to sell the Shares purchased in such offering to a third party who intended to deposit such Shares into a registered unit investment trust sponsored by such third party. The net proceeds to the Company from such equity offering, after payment of the Company's expenses, was approximately $28.7 million in aggregate. The Company used the net proceeds of such equity offerings to reduce amounts outstanding under the Company's bank credit facility and for general business purposes.

(b)      Marriott Spin Off and Merger.

         As the Company has previously reported, in October 1997 Marriott International, Inc. ("Old Marriott") announced a plan to dividend to its shareholders (the "Spin Off") a new company ("New Marriott") which would own and operate Old Marriott's lodging and senior living businesses and to merge the remaining company with Sodexho S.A. The Company has been advised that the Spin Off has been completed. The combined financial statements of New Marriott, Commission No. 1-13881, at and for the fiscal year ended January 2, 1998, as contained in New Marriott's Annual Report on Form 10-K for the year ended January 2, 1998 are incorporated herein by reference.

(c)      Amended and Restated Credit Agreement.

         Effective April 2, 1998, the Company entered into a Fourth Amended and Restated Revolving Credit Agreement (the "Amended and Restated Credit Agreement"), among the Company, as borrower, the lenders named therein, Dresdner Kleinwort Benson North America LLC, as agent, and Fleet National Bank, as administrative agent. The Amended and Restated Credit Agreement (i) increases the maximum loan amount from $450 million to $500 million, (ii) extends the maturity date from 2001 to 2002, (iii) makes less restrictive certain covenants relating to permitted real estate investments and (iv) modifies the calculation of certain financial covenants.

         The Amended and Restated Credit Agreement will be filed by the Company as an exhibit to a Current Report on Form 8-K. The summary in this Current Report of certain provisions of the Amended and Restated Credit Agreement does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, the provisions of the entire Amended and Restated Credit Agreement.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         23       Consent of Arthur Andersen LLP.


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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 HEALTH AND RETIREMENT PROPERTIES TRUST



                                 By: /s/  Ajay Saini
                                     Ajay Saini, Treasurer and Chief Financial
                                     Officer

Date: April 10, 1998


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